UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2026
PELTHOS THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110
Durham, NC	27703
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 908-2400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, on September 29, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Pelthos Therapeutics Inc. (the “Company”), the Company’s stockholders approved the Pelthos Therapeutics Inc. 2026 Equity Incentive Plan (the “2026 Plan”), which replaces the Pelthos Therapeutics Inc. 2023 Equity Incentive Plan, as amended and restated. The 2026 Plan was previously approved, subject to stockholder approval, by the Company’s Board of Directors. The 2026 Plan became effective immediately upon stockholder approval at the Annual Meeting.
A summary of the material terms of the 2026 Plan is set forth under the caption “Approval of the 2026 Equity Incentive Plan — Summary of the 2026 Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on August 18, 2026 (the “Proxy Statement”). Such description is incorporated herein by reference and is qualified in its entirety by reference to the 2026 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On September 29, 2026, the Company held its 2026 Annual Meeting. Set forth below are the three proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Proxy Statement.
As of the close of business on August 4, 2026 (the “Record Date”), 3,828,469 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and 52,128 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) were issued and outstanding. Each stockholder as of the Record Date was entitled to one vote per share of Common Stock and one vote per share of Common Stock underlying the Series A Preferred Stock on an “as converted” basis. The Common Stock and Series A Preferred Stock voted together as a single class.
Stockholders holding an aggregate of 3,396,094 votes, or 70.0% of the voting power of all issued and outstanding shares entitled to vote at the Annual Meeting as of the Record Date, were present at the Annual Meeting, in person or represented by proxy, which number constituted a quorum.
Proposal 1 - The eight (8) nominees named in the Proxy Statement were elected to serve as the Company’s directors until the Company’s 2027 Annual Meeting of Stockholders, or until each of their respective successors are elected and qualified or until their earlier resignation or removal. The results of stockholders’ votes on this matter were as follows:

Nominee	For	Withheld	Broker Non-Votes
Peter Greenleaf	2,866,344	19,577	510,173
Richard Baxter	2,882,376	3,545	510,173
Todd Davis	2,878,889	7,032	510,173
Andrew Einhorn	2,885,576	345	510,173
Ezra Friedberg	2,884,226	1,695	510,173
Dr. Richard Malamut	2,883,783	2,138	510,173
Matthew Pauls	2,775,221	110,700	510,173
Scott Plesha	2,885,576	345	510,173
Proposal 2 - The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified by the Company’s stockholders. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain
3,394,740	1	1,353

Proposal 3 - The Pelthos Therapeutics Inc. 2026 Equity Incentive Plan was approved by the Company’s stockholders. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
2,698,543	187,365	13	510,173
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Pelthos Therapeutics Inc. 2026 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2026	Pelthos Therapeutics Inc.

	By:	/s/ John M. Gay
		Name:	John M. Gay
		Title:	Chief Financial Officer, Treasurer and Secretary